UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2601 Fourth Avenue
Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-99.1
EX-99.3

Item 8.01. Other Events.
     On August 4, 2009, Oncothyreon Inc. (the “Company”) entered into a letter agreement (the “Placement Agreement”) with Rodman & Renshaw, LLC (“Rodman”), pursuant to which Rodman agreed to act as the Company’s exclusive placement agent and to use its reasonable best efforts to arrange for the sale of approximately 2.2 million shares of the Company’s common stock and warrants to purchase approximately an additional 0.68 million shares of common stock in a registered direct public offering (the “Financing”). Assuming the sale of all of the shares of common stock and warrants in the offering, at the closing of the offering the Company will pay Rodman a fee equal to approximately $0.75 million, or 5% of the gross proceeds from the Financing. Boenning & Scattergood, Inc. acted as the Company’s financial advisor in connection with the Financing and shall receive a fee equal to 1% of the gross proceeds thereof.
     On August 4, 2009, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors, pursuant to which the Company agreed to sell an aggregate of approximately 2.2 million shares of its common stock and warrants to purchase approximately an additional 0.68 million shares of common stock to such investors. The purchase price per unit consisting of one share of common stock and a warrant to purchase 0.30 shares of common stock is $6.5775. Pursuant to the Subscription Agreements, the Company will enter into warrant agreements (the “Warrants”) with the investors, pursuant to which the warrants to purchase common stock have an exercise price of $6.5775 per share and will be exercisable in accordance with their terms at any time on or after the closing date of the Financing and on or before 5:00 p.m., New York time, on the second anniversary of the closing date. The net proceeds to the Company from the Financing after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $13.9 million. The transaction is expected to close on August 7, 2009, subject to satisfaction of customary closing conditions.
     The foregoing summary descriptions of the material terms of the Placement Agreement, Subscription Agreements and Warrants are qualified in their entirety by reference to the Placement Agreement and forms of Subscription Agreement and Warrant filed as Exhibits 99.1, 99.2 and 4.1, respectively, to this Form 8-K, and are incorporated herein by reference.
     The related opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is filed as Exhibit 5.1 to Form 8-K, and is incorporated herein by reference.
     The common stock and warrants to purchase common stock offered in the Financing will be issued pursuant to a prospectus supplement dated August 4, 2009 (the “Prospectus Supplement”) to be filed with the Securities Exchange Commission on or about August 5, 2009, and the accompanying base prospectus which forms a part of the Company’s shelf registration statement on Form S-3/A (Registration No. 333-149837), which the Securities and Exchange Commission declared effective on August 12, 2008.
          On August 4, the Company issued a press release announcing the Financing. A copy of the press release is furnished as Exhibit 99.3 hereto.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant (incorporated by reference from the Company’s free writing prospectus, dated as of August 4, 2009, and filed with the Securities and Exchange Commission on August 5, 2009)

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of August 4, 2009

99.1	Letter Agreement, dated as of August 4, 2009, by and between the Company and Rodman & Renshaw, LLC

99.2	Form of Subscription Agreement (incorporated by reference from the Company’s free writing prospectus, dated as of August 4, 2009, and filed with the Securities and Exchange Commission on August 5, 2009)

99.3	Press Release of the Company dated August 4, 2009

1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman
Robert L. Kirkman, M.D.
President & Chief Executive Officer

Date: August 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant (incorporated by reference from the Company’s free writing prospectus, dated as of August 4, 2009, and filed with the Securities and Exchange Commission on August 5, 2009)

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of August 4, 2009

99.1	Letter Agreement, dated as of August 4, 2009, by and between the Company and Rodman & Renshaw, LLC

99.2	Form of Subscription Agreement (incorporated by reference from the Company’s free writing prospectus, dated as of August 4, 2009, and filed with the Securities and Exchange Commission on August 5, 2009)

99.3	Press Release of the Company dated August 4, 2009